Exhibit 99.2

IN THE COURT OF CHANCERY OF THE STATE OF DELAWARE

ATUL VERMA, derivatively on behalf of
Nominal Defendant, TWITTER, INC.,
Plaintiff,	C.A. No. 2019-0509-PAF

v.

RICHARD COSTOLO, ANTHONY
NOTO, JACK DORSEY, MARJORIE
SCARDINO, DAVID ROSENBLATT,
EVAN WILLIAMS, PETER CURRIE,
PETER FENTON, and PETER CHERNIN, Defendants,

-and-

TWITTER, INC.,

Nominal Defendant.
BASSETT FAMILY TRUST, derivatively and on behalf of TWITTER, INC.,

Plaintiff,	C.A. No. 2019-0806-PAF
v.

RICHARD COSTOLO; ANTHONY
NOTO; JACK DORSEY; PETER
FENTON; DAVID ROSENBLATT;
MARJORIE SCARDINO; EVAN
WILLIAMS; PETER CHERNIN; PETER
CURRIE; OMID KORDESTANI;
PATRICK PICHETTE; DEBRA LEE;
MARTHA LANE FOX; NGOZI
OKONJO-IWEALA; BRET TAYLOR;
ROBERT ZOELLICK;

Defendants,

-and-

TWITTER, INC., a Delaware corporation, Nominal Defendant.

NOTICE OF PENDENCY OF DERIVATIVE ACTION, PROPOSED SETTLEMENT IN DERIVATIVE ACTION, SETTLEMENT HEARING, AND RIGHT TO APPEAR

The Delaware Court of Chancery authorized this Notice.

This is not a solicitation from an attorney

TO: ALL RECORD HOLDERS AND BENEFICIAL OWNERS OF SHARES OF COMMON STOCK OF TWITTER, INC. (“TWITTER”) AS OF THE CLOSE OF BUSINESS ON DECEMBER 17, 2020 (“CURRENT TWITTER STOCKHOLDERS”).

PLEASE READ THIS NOTICE CAREFULLY AND IN ITS ENTIRETY.

YOUR RIGHTS WILL BE AFFECTED BY THIS LITIGATION.

This Notice relates to a proposed settlement (the “Settlement”) of the lawsuits whose captions appear on pages 1 and 2 of this Notice (the “Derivative Actions”). The Derivative Actions were brought by Twitter stockholders on behalf of Twitter and are pending in the Court of Chancery of the State of Delaware (the “Court”) and the United States District Court for the District of Delaware. If the Court approves the Settlement, it will resolve all claims brought, or that could have brought, in the Derivative Actions.

The complete terms of the Settlement, which will not take effect unless approved by the Court, are set forth in an Amended Stipulation and Agreement of Settlement, dated December 17, 2020 (the “Stipulation”), entered into by and among: (i) plaintiffs Jim Porter, Ernesto Espinoza, Francis Fleming, Atul Verma, and the Bassett Family Trust (“Plaintiffs”), derivatively on behalf of Twitter; (ii) defendants Richard Costolo, Anthony Noto, Jack Dorsey, Peter Fenton, David Rosenblatt, Marjorie Scardino, Evan Williams, Peter Chernin, Peter Currie, Omid Kordestani, Patrick Pichette, Debra Lee, Martha Lane Fox, Ngozi Okonjo-Iweala, Bret Taylor, and Robert Zoellick (collectively, the “Individual Defendants”); and (iii) Twitter, as nominal defendant (together with the Individual Defendants, “Defendants,” and together with Plaintiffs and the Individual Defendants, the “Settling Parties”).1

Because the Derivative Actions were brought derivatively on behalf of Twitter, the benefits of this Settlement will go directly to Twitter and not to Current Twitter Stockholders. Thus, Current Twitter Stockholders will not submit claims in connection with the Settlement.

[1]

Unless otherwise defined herein, capitalized terms used in this Notice shall have the meanings assigned to them in the Stipulation. A copy of the Stipulation is being filed concurrently herewith as part of the Form 8-K, and is also available at twitter.com/i/en/landing/2021derivativesettlement or by contacting counsel listed below.

WHAT IS THE PURPOSE OF THIS NOTICE?

The purpose of this Notice is to inform Current Twitter Stockholders about (a) the Derivative Actions; (b) the Settlement; (c) Current Twitter Stockholders’ rights with respect to the Settlement; and (d) the hearing that the Court will hold on March 19, 2021 at 11:00 a.m., at the Court of Chancery of the State of Delaware, Leonard L. Williams Justice Center, 500 North King Street, Wilmington, Delaware 19801 (or by telephonic or video means as may be designated by the Court in the interest of public safety).

At this hearing (the “Settlement Hearing”), the Court will, among other things: (a) determine whether the Settlement is fair, reasonable, and adequate to Plaintiffs, Twitter, and its stockholders, and should be approved by the Court; (b) determine whether a Final Order and Judgment should be entered dismissing with prejudice the Derivative Actions and extinguishing and releasing the Released Claims; (c) determine whether the application by Plaintiffs’ Counsel for an award of attorneys’ fees and reimbursement of litigation expenses (“Fee and Expense Application”), and for a service award to each of the five named Plaintiffs (“Service Award Application”), should be approved; (d) hear and consider any objections to the Settlement or the Fee and Expense Application and the Service Award Application to be submitted by Plaintiffs’ Counsel; and (e) consider any other matters concerning the Settlement that may properly be brought before the Court.

WHAT IS THIS CASE ABOUT?

THE FOLLOWING DESCRIPTION OF THE ACTION HAS BEEN PREPARED BY COUNSEL FOR THE SETTLING PARTIES. THE COURT HAS MADE NO FINDINGS WITH RESPECT TO SUCH MATTERS. THIS IS NOT AN EXPRESSION OR STATEMENT BY THE COURT OF ANY FINDINGS OF FACT.

Between October and November 2016, plaintiffs Jim Porter, Ernesto Espinoza, and Francis Fleming each filed derivative actions on behalf of Twitter against defendants Costolo, Noto, Dorsey, Fenton, Rosenblatt, Scardino, Williams, Chernin, and Currie in the United States District Court for the Northern District of California. On January 20, 2017, these actions were consolidated under the caption In re Twitter, Inc. Shareholder Derivative Litigation, Lead Case No. 3:16-cv-06136-JST (the “Federal Derivative Action”) and co-lead counsel was appointed. On January 5, 2018, the Federal Derivative Action was transferred to the United States District Court for the District of Delaware. On July 2, 2020, plaintiffs in the Federal Derivative Action filed an amended complaint, following a demand for review of documents produced by Twitter in response to a demand for books and records pursuant to California Corporations Code § 1601.

On June 12, 2018, following a review of certain books and records produced by Twitter in response to a demand pursuant to Section 220 of the Delaware General Corporation Law (“Section 220”), plaintiff Atul Verma filed under seal a derivative action on behalf of Twitter against defendants Costolo, Noto, Dorsey, Scardino, Rosenblatt, Williams, Currie, Fenton, and Chernin in the Court.

On October 8, 2019, plaintiff the Bassett Family Trust filed under seal in the Court a derivative action against the Individual Defendants. This complaint was filed after the Bassett Family Trust received documents pursuant to a Section 220 demand; sent a letter to Twitter’s Board of Directors (“Bassett Litigation Demand”) demanding that it undertake an independent internal investigation into the allegations; and sent a second Section 220 demand related to the Board’s process in refusing the Bassett Litigation Demand. On March 20, 2020, the Bassett Family Trust filed under seal an amended complaint, adding additional claims for breach of fiduciary duty and incorporating additional documents recently made public in a related securities class action.

The Derivative Actions collectively allege violations of Section 14(a) of the Securities Exchange Act of 1934, breach of fiduciary duties, waste of corporate assets, unjust enrichment, and breach of fiduciary duties for insider selling and misappropriation of corporate information. Though Defendants have filed motions to dismiss the derivative actions pending in the Court, no decision has yet been rendered by the Court.

The Settling Parties participated in full-day mediations in February 2020 and March 2020. In the weeks following the second mediation, the Settling Parties continued settlement negotiations via written and telephonic communications with the continued oversight of the mediators and ultimately reached an agreement in principle to settle the Derivative Actions on April 15, 2020. The Settling Parties then drafted and negotiated the Stipulation to memorialize the terms of the Settlement. Plaintiffs intend to submit a Fee and Expense Application and a Service Award Application to the Court.

WHAT ARE THE TERMS OF THE PROPOSED SETTLEMENT?

In consideration of the proposed Settlement, the Individual Defendants will cause their insurance carriers to pay $38 million in cash to Twitter (the “Cash Payment”). The attorneys’ fees and litigation expenses to Plaintiffs’ Counsel will be paid by the Individual Defendants’ insurance carriers. In addition to the Cash Payment, the Twitter Board will adopt, implement, and maintain the Corporate Governance Reforms set forth in Exhibit A to the Stipulation, which include (among other things): (i) enhanced board independence and oversight reforms, including amendments to the charters for the Disclosure Committee and the Audit Committee; (ii) enhancements to oversight of corporate strategy and risk, internal controls, and disclosures, including the creation of the Independent Chief Compliance Officer; and (iii) enhancements to corporate policies regarding compliance training, compensation, insider trading, and recapture of cash-based incentive compensation. The Derivative Actions will be dismissed with prejudice. Plaintiffs will release the Released Persons from claims relating to the Derivative Actions, and Defendants will release Plaintiffs from any claim relating to the bringing and prosecution of the Derivative Actions.

HOW WILL PLAINTIFFS’ COUNSEL BE PAID?

Before final approval of the proposed Settlement, Plaintiffs’ Counsel will file a Fee and Expense Application with the Court. The Individual Defendants will cause their insurers to pay up to $8,750,000.00 in attorneys’ fees and expenses (the “Fee and Expense Amount”), subject to approval by the Court. Any resulting award of fees and expenses will be paid in its entirety by the Individual Defendants’ insurer(s).

Plaintiffs’ Counsel will apply to the Court for a service award to each of the five named Plaintiffs for his or its services as a derivative representative of up to $5,000 to be payable from the fees and expenses the Court awards to Plaintiffs’ Counsel in connection with the Fee and Expense Application. Defendants do not oppose the Service Award Application.

The Settling Parties’ agreement on the Fee and Expense Amount (i) was reached only after all other material terms of the Settlement were agreed and (ii) was reached following good-faith negotiation, with the assistance of the mediators.

WHY ARE THE PARTIES SETTLING?

The Settling Parties have determined that it is desirable and beneficial that the Derivative Actions and any dispute related thereto is fully and finally settled in the manner and upon the terms and conditions set forth in the Stipulation.

Plaintiffs and Plaintiffs’ Counsel believe that the claims asserted in the Derivative Actions have merit. However, Plaintiffs and Plaintiffs’ Counsel recognize and acknowledge the expense and length of continued proceedings necessary to prosecute the Derivative Actions against the Individual Defendants throughout a trial and any appeal(s). Plaintiffs and Plaintiffs’ Counsel have also taken into account the uncertain outcome and the risk of any litigation, especially in complex actions such as the Derivative Actions, as well as the difficulties and delays inherent in such litigation. Plaintiffs and Plaintiffs’ Counsel are also mindful of the inherent problems of proof of, and possible defenses to, the claims asserted in the Derivative Actions.

The Individual Defendants have denied and continue to deny each and every one of the claims, contentions, and allegations made against them or that could have been made against them in the Derivative Actions, and expressly deny all charges of wrongdoing or liability against them. The Individual Defendants assert that they have satisfied their fiduciary duties at all relevant times, have acted in good faith and in the best interests of Twitter and its stockholders, have meritorious defenses to Plaintiffs’ claims, and that judgment should be entered dismissing all claims against them with prejudice. The Individual Defendants also have denied and continue to deny, among other things, the allegations that Plaintiffs, Twitter, or its stockholders have suffered damage, or that Plaintiffs, Twitter, or its stockholders were harmed by the conduct alleged in the Derivative Actions. The Individual Defendants have thus entered into the Stipulation solely to avoid the continuing additional expense, inconvenience, and distraction of this litigation and to avoid the risks inherent in the lawsuit, and without admitting any wrongdoing or liability whatsoever.

WHAT CLAIMS WILL THE SETTLEMENT RELEASE?

If the Settlement is approved, the Court will enter a Final Order and Judgment (the “Judgment”). Pursuant to the Judgment, within seven (7) calendar days of the Effective Date, the Derivative Actions will be dismissed with prejudice, and, upon the Effective Date, the following releases will occur:

(a)

Twitter, Plaintiffs (acting on their own behalf and derivatively on behalf of Twitter), and each of the Current Twitter Stockholders (solely in their capacity as such) shall be deemed to have, and by operation of the Judgment shall have, fully, finally, and forever released, relinquished, and discharged the Released Claims against the Released Persons and any and all claims (including Unknown Claims) arising out of, relating to, or in connection with the defense, settlement, or resolution of the Derivative Actions against the Released Persons.

(b)

Each of the Related Persons shall be deemed to have, and by operation of the Judgment shall have, fully, finally, and forever released, relinquished, and discharged each and all of the Plaintiffs, Plaintiffs’ Counsel, Twitter, and all of the Current Twitter Stockholders (solely in their capacity as such) from all claims (including Unknown Claims) arising out of, relating to, or in connection with the institution, prosecution, assertion, settlement or resolution of the Derivative Actions or the Released Claims.

(c)

Upon the Effective Date, Twitter, Plaintiffs (acting on their own behalf and derivatively on behalf of Twitter), and each of the Current Twitter Stockholders (solely in their capacity as such) will be forever barred and enjoined from commencing, instituting, or prosecuting any of the Released Claims or any action or other proceeding against any of the Released Persons based on the Released Claims or any action or proceeding arising out of, related to, or in connection with the settlement or resolution of the Derivative Actions, provided that nothing herein shall in any way impair or restrict the rights of any of the Settling Parties to enforce the terms of this Stipulation or the Judgment.

Until the Court decides whether to approve the Settlement, Plaintiffs and all other Current Twitter Stockholders are barred and enjoined from commencing, instituting, or prosecuting any of the Released Claims against any of the Released Persons.

The Stipulation defines these capitalized terms as follows:

“‘Related Persons’ means each of the Defendants’ past or present agents, employees, officers, directors, parents, subsidiaries, divisions, affiliates, attorneys, accountants, auditors, advisors, insurers, co-insurers, reinsurers, spouses, immediate family members, heirs, executors, personal representatives, estates, administrators, trusts, predecessors, successors, and assigns, or other person in which any Defendant has a controlling interest, and each and all of their respective past and present officers, directors, employees, agents, affiliates, parents, subsidiaries, divisions, attorneys, accountants, auditors, advisors, insurers, co-insurers, reinsurers, trusts, predecessors, successors, and assigns.”

“‘Released Claims’ shall collectively mean any and all claims for relief (including Unknown Claims), rights, demands, suits, matters, causes of action, or liabilities, known or unknown, asserted or unasserted, that have been or could have been asserted in the Derivative Actions by Plaintiffs, Twitter, or by any Current Twitter Stockholder derivatively on behalf of Twitter against any Defendant or Released Person arising out of or based upon the facts, transactions, events, occurrences, acts, disclosures, statements, omissions, or failures to act that were or could have been alleged in the Derivative Actions, or any claims in connection with, based upon, arising out of, or relating to the Settlement, but excluding any claims to enforce the Settlement set forth in this Stipulation. Excluded from the term “Released Claims” are (i) all claims alleged in the Related Securities Class Action and (ii) all claims, rights, or obligations of Twitter or the Individual Defendants regarding indemnification, contribution, or insurance matters, as set forth in ¶ 5.5 and ¶ 5.6.”

“‘Released Persons’ means each of the Defendants and their Related Persons.”

“‘Unknown Claims’ means any of the Released Claims which Plaintiffs, Twitter, Current Twitter Stockholders, or Defendants do not know or suspect to exist in his, her, or its favor at the time of the release of the Released Persons, including claims which, if known by him, her, or it, might have affected his, her, or its settlement with and release of the Released Persons, or might have affected his, her, or its decision not to object to this Settlement. With respect to any and all Released Claims, the Settling Parties stipulate and agree that, upon the Effective Date, the Plaintiffs and Defendants shall expressly waive and each of the Current Twitter Stockholders shall be deemed to have, and by operation of the Judgment shall have, expressly waived, the provisions, rights, and benefits of California Civil Code Section 1542, which provides:

A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS THAT THE CREDITOR OR RELEASING PARTY DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE AND THAT, IF KNOWN BY HIM OR HER, WOULD HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR OR RELEASED PARTY.

Upon the Effective Date, Plaintiffs and Defendants shall expressly waive, and each of the Current Twitter Stockholders shall be deemed to have, and by operation of the Judgment shall have, expressly waived any and all provisions, rights, and benefits conferred by any law of any jurisdiction or any state or territory of the United States or any foreign jurisdiction, or principle of common law, which is similar, comparable or equivalent to California Civil Code Section 1542. Plaintiffs, Defendants, and Current Twitter Stockholders may hereafter discover facts in addition to or different from those which he, she, or it now knows or believes to be true with respect to the subject matter of the Released Claims, but, upon the Effective Date, each Plaintiff and Defendant shall expressly settle and release, and each Current Twitter Stockholder shall be deemed to have, and by operation of the Judgment shall have, fully, finally, and forever settled and released, any and all Released Claims, known or unknown, suspected or unsuspected, contingent or non-contingent, which now exist, or heretofore have existed upon any theory of law or equity now existing or coming into existence in the future, including, but not limited to, conduct which is negligent, intentional, with or without malice, or a breach of any duty, law or rule, without regard to the subsequent discovery or existence of such different or additional facts. The Settling Parties acknowledge, and the Current Twitter Stockholders shall be deemed by operation of the Judgment to have acknowledged, that the foregoing waiver was separately bargained for and is a key element of the Settlement of which this release is a part.”

WHEN AND WHERE WILL THE SETTLEMENT HEARING BE HELD?

DO I HAVE THE RIGHT TO APPEAR AT THE SETTLEMENT HEARING?

The Court will consider the Settlement and all matters related to the Settlement at the Settlement Hearing. The Settlement Hearing will be held before the Honorable Paul A. Fioravanti, Jr., Vice Chancellor, on March 19, 2021 at 11:00 a.m., at the Court of Chancery of the State of Delaware, Leonard L. Williams Justice Center, 500 North King Street, Wilmington, Delaware 19801 (or by telephonic or video means as may be designated by the Court in the interest of public safety). The Court may change the date or time of the Settlement Hearing without further notice to the stockholders.

At the Settlement Hearing, the Court will consider, among other things: the matters listed on page 1 under the heading “WHAT IS THE PURPOSE OF THIS NOTICE?”

Any Current Twitter Stockholder who objects to the Settlement, the Fee and Expense Application, or the Service Award Application, or who otherwise wishes to be heard, may appear personally or through his, her, or its attorney at the Settlement Hearing and present any evidence or argument that may be proper and relevant; provided, however, that no such Person shall be heard, and no briefs, pleadings, or other documents submitted by any such Person shall be received and considered by the Court unless, no later than 21 calendar days before the Settlement Hearing, such Person files with the Register in Chancery, Court of Chancery, Leonard L. Williams Justice Center, 500 North King Street, Wilmington, Delaware 19801, and serves upon the attorneys listed below: (a) a written and signed notice of intention to appear, which states the name, address, telephone number, and email address (if available) of the objector and, if represented, of his, her, or its counsel; (b) proof that the objector owned Twitter common stock as of the date of the execution of the Stipulation and continues to hold such shares; and (c) a written, detailed statement of the Person’s objections to any matter before the Court, and the specific grounds therefor or the reasons why such Person desires to appear and to be heard, as well as all documents and writings which such Person desires the Court to consider, including any legal and evidentiary support. These writings must also be served by File and Serve Xpress, by email, by hand, by first-class mail, or by express service upon the following attorneys such that they are received no later than 21 calendar days before the Settlement Hearing:

To Plaintiff the Bassett Family Trust	Thomas A. Uebler
Jeremy J. Riley
MCCOLLOM D’EMILIO SMITH UEBLER LLC
Little Falls Centre Two
2751 Centerville Road, Suite 401
Wilmington, Delaware 19808

To Plaintiff Atul Verma	Robert K. Beste
SMITH KATZENSTEIN & JENKINS LLP
1000 N. West St. #501
Wilmington, Delaware 19899

To Plaintiffs Jim Porter, Ernesto Espinoza, and Francis Fleming	Blake A. Bennett
COOCH AND TAYLOR, P.A.
The Nemours Building
1007 N. Orange St., Suite 1120
Wilmington, Delaware 19801

To Defendants	Raymond J. DiCamillo
Kevin M. Gallagher
RICHARDS, LAYTON & FINGER, P.A.
920 North King Street
Wilmington, Delaware 19801

Unless the Court orders otherwise, any Person who does not make his, her, or its objection in the manner provided herein shall be deemed to have waived his, her, or its right to object to any aspect of the proposed Settlement, the Fee and Expense Application, or the Service Award Application and shall be forever barred and foreclosed from objecting to the fairness, reasonableness, or adequacy of the Settlement or the requested attorneys’ fees and litigation expenses and special awards, or from otherwise being heard concerning the Settlement, the Fee and Expense Application or the Service Award Application in this or any other proceeding.

NOTICE TO PERSONS OR ENTITIES HOLDING

RECORD OWNERSHIP ON BEHALF OF OTHERS

If you are a brokerage firm, bank, or other person or entity who or that held shares of common stock of Twitter as of the close of business on December 17, 2020, as a record holder for the beneficial interest of persons or organizations other than yourself, you are hereby requested to promptly send this Notice to all of the respective beneficial owners. If additional copies of this Notice are needed for forwarding to such beneficial owners, any requests for such copies may be made to:

Broadridge Corporate Issuer Solutions

c/o Broadridge Investor Communications Solutions, Inc.

51 Mercedes Way, Edgewood NY 11717

Attn: Reorg Dept.

Email: ReorgOpsCAMailingService@Broadridge.com

WHERE CAN I FIND ADDITIONAL INFORMATION?

This Notice contains only a summary of the terms of the Settlement. For more detailed information about the matters involved in the Action, you may refer to the papers on file in the Action, including the Stipulation, which may be inspected during regular office hours at the Office of the Register in Chancery in the Court of Chancery of the State of Delaware, Leonard L. Williams Justice Center, 500 North King Street, Wilmington, Delaware 19801.

For more information concerning the Settlement, you may also call or write to any of the following Plaintiffs’ Counsel: (a) counsel to Plaintiff the Bassett Family Trust, Thomas A. Uebler, McCollom D’Emilio Smith Uebler LLC, Little Falls Centre Two, 2751 Centerville Road, Suite 401, Wilmington, Delaware 19808; (b) counsel to Plaintiff Atul Verma, Robert K. Beste, Smith Katzenstein & Jenkins LLP, 1000 N. West St. #501, Wilmington, Delaware 19899; or (c) counsel to Plaintiffs Jim Porter, Ernesto Espinoza, and Francis Fleming, Blake A. Bennett, Cooch and Taylor, P.A., The Nemours Building, 1007 N. Orange St., Suite 1120, Wilmington, Delaware 19801.

DO NOT CALL OR WRITE THE COURT OR THE OFFICE OF

THE REGISTER IN CHANCERY REGARDING THIS NOTICE.

Dated: December 28, 2020

BY ORDER OF THE COURT OF
CHANCERY OF THE STATE OF
DELAWARE